The Trust held a meeting of shareholders on October 28, 2010.
Common shareholders voted as indicated below:

                    Affirmative      Withheld Authority

Re-election of Maryann Bruce
                    796,481,282      20,419,961
Re-election of Theodore J. Coburn
                    795,463,197      20,438,046
Re-election of F. Ford Drummond
                    796,024,574      20,876,669
Re-election of Udo Frank+
                    795,468,021      21,433,222
Re-election of C. Kim Goodwin
                    796,104,626      20,796,617
Re-election of James S. MacLeod
                    796,054,595      20,846,648
Re-election of John C. Maney+
                    669,289,614     147,611,628
Re-election of Davey S. Scoon
                    794,724,358      22,176,884
Re-election of Edward E. Sheridan
                    796,284,029      20,617,214
Re-election of W. Bryant Stooks
                    794,518,509      22,382,733
Re-election of Gerald M. Thorne
                    794,742,973      22,158,270
Re-election of James W. Zug
                    794,020,415      22,880,827
+ Interested Trustee